Exhibit 99.1

eXp World Holdings Reports Record First Quarter 2018 Results,

Receives Approval to Uplist to Nasdaq

Revenue Up 188% Year-over-year to $62 Million, Nearly Tripled Agent Count

BELLINGHAM, WASH. — May 15, 2018 — eXp World Holdings (OTCQB: EXPI), the holding company for eXp Realty, the largest residential real estate brokerage by geography in North America, today announced financial results for the first quarter ended March 31, 2018.

The company also announced that it has received approval to list the company’s common stock on the Nasdaq Global Market. Once the final paperwork with Nasdaq is complete, shares of the company’s common stock will begin trading on The Nasdaq Stock Market next week.

Q1 2018 Highlights

●	$62 million in revenue, 188% increase year-over-year
●	Nearly tripled agent count during same time a year ago
●	Transaction volume closed increased 188% to $2.3 billion

“During the last year, eXp Realty became the largest residential real estate brokerage by geography in North America and nearly tripled agent count. Our record results are fueled by our tremendous agent and location growth,” said eXp World Holdings CEO, Chairman and Founder Glenn Sanford. “Receiving approval to list on Nasdaq brings us one step closer to enhancing the value we deliver to our agents and shareholders, and we are excited to start trading on Nasdaq very soon."

First Quarter 2018 Financial Summary

●	Revenue increased 188% to a record $62 million, from $21.5 million in the first quarter of 2017. This represents 37% growth quarter-over-quarter, from $45.4 million in the fourth quarter of 2017.
●	Gross margin grew 144% to $6.3 million, compared to $2.6 million in the first quarter of 2017.
●	Net loss was $10.7 million, or $(0.19) per diluted share, compared to net loss of $2.9 million, or $(0.05) per diluted share, in the first quarter of 2017.
●	Adjusted EBITDA (a non-GAAP financial measure) increased significantly to $1.5 million in the first quarter of 2018, compared to $71,999 in the first quarter of 2017.
●	Cash flow from operations increased significantly to $3.9 million, compared to $157,286 in the first quarter of 2017.

First Quarter Consolidated 2018 Operating and Business Highlights

●	The number of agents and brokers on the eXp Realty platform nearly tripled year-over-year, growing to 9,290 at the end of the first quarter of 2018 from 3,118 in the same quarter a year ago. This represents 43% sequential growth, compared to 6,511 at the end of the fourth quarter of 2017. In April, eXp Realty crossed the 10,000-agent mark.
●	Residential transaction sides closed for the first quarter of 2018 was 9,473, an increase of 176% compared to 3,432 during the first quarter of 2017. This represents 17% sequential growth, compared to 8,080 during the fourth quarter of 2017.
●	Residential transaction volume closed for the first quarter of 2018 was $2.3 billion, an increase of 188%, compared to $807.6 million during the first quarter of 2017. This represents 20% sequential growth, compared to $1.9 billion during the fourth quarter of 2017.

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Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, a non-GAAP financial measure. We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income (loss). We define Adjusted EBITDA as net income excluding interest, income taxes, depreciation, amortization, and stock based compensation. We believe that Adjusted EBITDA provides us an important measure of operating performance and enhances comparability while providing investors with useful insight into the underlying trends of the business. Our use of Adjusted EBITDA has limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP, as the excluded items may have significant effects on our operating results and financial condition. Additionally, our measure of Adjusted EBITDA may differ from other companies’ measure of Adjusted EBITDA. When evaluating our performance, Adjusted EBITDA should be considered with other financial performance measures, including various cash flow metrics, net income and other GAAP results. In the future, we may disclose different non-GAAP financial measures in order to help our investors and others more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

About eXp World Holdings

eXp World Holdings, Inc. (OTCQB: EXPI) is the holding company for eXp Realty, LLC, the largest residential real estate brokerage by geography in North America. eXp Realty (exprealty.com) is changing the way that agents, brokers and consumers work together in an adaptive, sustainable environment. It is an agent-designed and agent-owned company. As the leading, national, cloud-based real estate brokerage, eXp Realty provides 24/7 access to collaborative tools, training and socialization for real estate brokers and agents through its virtual campus environment. It is one of the fastest growing real estate brokerage firms in North America with nearly 11,000 agents in 49 U.S. states, the District of Columbia and the provinces of Alberta and Ontario, Canada. As a publicly traded company, eXp World Holdings, Inc. uniquely offers real estate professionals within its ranks opportunities to earn company stock for production and contributions to overall company growth.

For more information, please visit the company’s website at www.eXpRealty.com.

Reported Consolidated Results

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EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2018	December 31, 2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,340,851	$4,672,034
Restricted cash	1,770,599	923,193
Accounts receivable, net of allowance $174,464 and $179,759, respectively	9,110,304	6,912,657
Prepaids and other assets	682,995	591,034

TOTAL CURRENT ASSETS	19,904,749	13,098,918

OTHER ASSETS
Fixed assets, net	1,868,413	1,538,213

TOTAL OTHER ASSETS	1,868,413	1,538,213

TOTAL ASSETS	$21,773,162	$14,637,131

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$750,657	$635,087
Customer deposits	1,770,599	923,193
Accrued expenses	13,473,684	8,818,180

TOTAL CURRENT LIABILITIES	15,994,940	10,376,460

Commitments and contingencies	–	–

STOCKHOLDERS EQUITY
Common Stock $0.00001 par value 220,000,000 shares authorized; 56,303,864 and 54,962,535 shares issued and outstanding at March 31, 2018 and December, 31, 2017, respectively	564	550
Additional paid-in capital	49,063,199	36,848,041
Accumulated deficit	(43,292,720)	(32,596,374)
Accumulated comprehensive income (loss)	7,179	8,454
TOTAL STOCKHOLDERS' EQUITY	5,778,222	4,260,671

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,773,162	$14,637,131

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EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPE RATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2018	2017

Net revenues	$61,962,531	$21,528,183

Operating expenses
Cost of revenues	55,701,516	18,960,135
General and administrative	15,688,749	4,775,331
Professional fees	592,365	364,460
Sales and marketing	645,797	301,222

Total expenses	72,623,427	24,401,693

Net loss from operations	(10,665,896)	(2,873,515)

Other income and (expenses)
Other income	–	–
Interest expense	–	(1,715)

Total other income and (expenses)	–	(1,715)

Loss from before income tax expense	(10,665,896)	(2,875,230)

Income tax expense	(30,450)	(24,591)

Net loss	(10,696,346)	(2,899,821)

Net loss attributable to common shareholders	$(10,696,346)	$(2,899,821)

Net loss per share attributable to common shareholders
Basic from continuing operations	$(0.19)	$(0.05)
Diluted from confining operations	$(0.19)	$(0.05)

Weighted average shares outstanding
Basic	56,193,753	54,216,392
Diluted	56,193,753	54,216,392

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US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

Quarter Ended,

Adjusted EBITDA reconciliation	Mar-17	Mar-18
Net Income / (Loss)	$(2,899,821)	$(10,696,346)
Interest	1,715	–
Taxes	24,591	30,450
Depreciation & Amortization	13,265	183,321
Stock Compensation	646,232	8,279,108
Stock Option (benefit)	1,467,735	1,301,703
Agent equity program	818,232	2,370,002
Adjusted EBITDA	$71,999	$1,468,238

Connect with eXp Realty and eXp World Holdings:

● Facebook - Canada, United States, investor relations

● Twitter - United States, investor relations

● LinkedIn - Canada and United States

Media Relations Contact:

Cynthia Nowak

Director of marketing and communications, eXp Realty

360.419.5285 ext. 116

cynthia.nowak@exprealty.com

Investor Relations Contact:

Greg Falesnik

Managing director, MZ Group – MZ North America

949.385.6449

greg.falesnik@mzgroup.us

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